Exhibit 4.1

NUMBER	SHARES
PMH

PRIME MERIDIAN HOLDING COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK

THIS CERTIFIES THAT

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF PRIME MERIDIAN HOLDING COMPANY

$0.01 PAR VALUE PER SHARE

The shares represented by this Certificate are transferable only on the stock transfer books of Prime Meridian Holding Company by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate, and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation of Prime Meridian Holding Company, and any amendments thereto (copies of which are on file with the Corporate Secretary of Prime Meridian Holding Company and the Secretary of State of the State of Florida) to all of which provisions the holder by acceptance hereof assents. The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, Prime Meridian Holding Company has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:             ,

SEAL

Chairman of the Board	Chief Executive Officer

For value received                      hereby sell(s), assign(s) and transfer(s) unto:

Please insert social security number
or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

                     shares represented by the within certificate, and do hereby irrevocably constitute(s) and appoint(s)                                          as the Attorney to transfer the said shares on the books of Prime Meridian Holding Company with full power of substitution in the premises.

Date             ,

Signature

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.